UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026

ALAUNOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33038	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 E. Las Olas Blvd., Suite 300

Fort Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(346) 355-4099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCRT	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on April 9, 2026, Alaunos Therapeutics, Inc. (the “Company”) received a written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”). On October 5, 2026, the Company received a written notice from the Staff informing the Company that its securities were subject to delisting from Nasdaq due to its continued non-compliance with the Stockholders’ Equity Requirement unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company timely requested a hearing before the Panel, which was scheduled for November 10, 2026.

As further previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 21, 2026, the Company believed that, as a result of the completion on October 14, 2026 of its previously announced private placement financing, it had regained compliance with the Stockholders’ Equity Requirement.

On October 22, 2026, the Company received a letter from Nasdaq’s Office of General Counsel advising that the Staff has confirmed that the Company has regained compliance with the Stockholders’ Equity Requirement. As a result, Nasdaq has determined that this matter is now closed, the hearing before the Panel scheduled for November 10, 2026 has been cancelled, and the Company’s common stock will continue to be listed and traded on The Nasdaq Capital Market.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the continued listing of the Company’s common stock on The Nasdaq Capital Market and the Company’s ability to maintain compliance with the Stockholders’ Equity Requirement and the other continued listing requirements of Nasdaq. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions. Such forward-looking statements are subject to a number of material risks and uncertainties, including, but not limited to: the effect of the Company’s operating losses and transaction costs on its stockholders’ equity; the risk that the Company’s preliminary accounting conclusions regarding the classification of its preferred stock may change upon completion of its financial statement close process or the review or audit of its independent registered public accounting firm; the Company’s ability to obtain the stockholder approvals contemplated by its Current Report on Form 8-K filed with the SEC on October 13, 2026; the Company’s ability to satisfy Nasdaq’s other listing requirements; the risk that if at the time of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2026 the Company does not evidence compliance, the Company may be subject to delisting; and those risks set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as supplemented by its Quarterly Reports on Form 10-Q, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2026	ALAUNOS THERAPEUTICS, INC. By: /s/ Holger Weis______________ Name: Holger Weis Title: Chief Executive Officer